Tyler Technologies Reports Earnings for First Quarter 2017

Subscription revenue grew 18 percent

PLANO, Texas – April 26, 2017 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights:

•	Total revenues were $199.5 million, up 11.3 percent from $179.3 million for the first quarter of 2016.

•	Recurring revenue from maintenance and subscriptions was $127.0 million, an increase of 15.3 percent compared to the first quarter of 2016, and comprised 63.6 percent of first quarter 2017 revenue.

•	Operating income was $36.1 million, an increase of 28.9 percent from $28.0 million for the first quarter of 2016.

•	Net income was $32.3 million, or $0.83 per diluted share, up 77.3 percent compared to $18.2 million, or $0.47 per diluted share, for the first quarter of 2016.

•	Cash flows from operations were $48.2 million, up 16.6 percent compared to $41.3 million for the first quarter of 2016.

•	Non-GAAP total revenues were $199.9 million, up 8.0 percent from $185.0 million for the first quarter of 2016.

•	Non-GAAP operating income was $54.4 million, up 10.9 percent from $49.1 million for the first quarter of 2016.

•	Non-GAAP net income was $35.0 million, or $0.90 per diluted share, up 11.8 percent compared to $31.3 million, or $0.80 per diluted share, for the first quarter of 2016.

•	Adjusted EBITDA was $58.1 million, up 11.1 percent compared to $52.3 million for the first quarter of 2016.

•
Total backlog was $939.2 million, up 16.1 percent from $808.7 million at March 31, 2016. Software-related backlog (excluding appraisal services) was $904.6 million, up 18.5 percent from $763.3 million at March 31, 2016.

•	The company repurchased approximately 42,000 shares of its common stock during the quarter at an average price of $147.30.

“We are pleased with our first quarter results, which provided a solid start to 2017,” said John S. Marr Jr., Tyler’s chairman and chief executive officer. “Recurring revenue from maintenance and subscriptions continued to exhibit strength with mid-teens growth. Our non-GAAP operating margin expanded by 70 basis points even as we are investing at a high level in product development.

“Cash generation was very strong, as cash from operations increased almost 17 percent from last year's first quarter. We're especially encouraged by our robust bookings for the quarter, which grew 25 percent,” said Marr.

Tyler Technologies Reports Earnings
For First Quarter 2017
Apr. 26, 2017

Guidance for 2017

As of April 26, 2017, Tyler Technologies is providing the following guidance for the full year 2017:

•	GAAP total revenues are expected to be in the range of $844 million to $854 million.

•	Non-GAAP total revenues are expected to be in the range of $845 million to $855 million.

•	GAAP diluted earnings per share are expected to be approximately $3.26 to $3.34 and may vary significantly due to the impact of stock option exercises on the GAAP effective tax rate under ASU 2016-09.

•	Non-GAAP diluted earnings per share are expected to be approximately $3.83 to $3.91.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $37 million.

•	Fully diluted shares for the year are expected to be between 39 million and 40 million shares.

•
GAAP earnings per share assumes an estimated effective tax rate of approximately 20 percent after discrete tax items, and includes approximately $29 million of discrete tax benefits related to share-based compensation.

•	The non-GAAP effective tax rate is expected to be 35.5 percent.

•
Capital expenditures are expected to be between $53 million and $55 million, including approximately $24 million related to real estate. Total depreciation and amortization expense is expected to be approximately $50 million, including approximately $35 million of amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue and amortization of acquired leases of approximately $1 million. Non-GAAP diluted earnings per share is derived by adding back the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $38 million, and amortization of acquired software and intangible assets of approximately $35 million. Additionally, the non-GAAP tax rate of 35.5 percent is estimated annually as described below under "Non-GAAP Financial Measures" and excludes approximately $29 million of discrete tax benefits related to share-based compensation that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, April 27, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10104419. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on April 27.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through May 3, 2017. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10104419.

Tyler Technologies Reports Earnings
For First Quarter 2017
Apr. 26, 2017

The live webcast and archived replay can also be accessed at http://investors.tylertech.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector - cities, counties, schools and other government entities - to become more efficient, more accessible and more responsive to the needs of their constituents. Tyler's client base includes more than 15,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. In 2016, Forbes ranked Tyler on its "Most Innovative Growth Companies" list, and it has also named Tyler one of "America's Best Small Companies" eight times. The company has been included six times on the Barron's 400 Index, a measure of the most promising companies in America. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-
GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, expenses associated with amortization of intangibles arising from business combinations, and the impact from the adoption of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, on our income tax provision.

Historically, for the purpose of determining non-GAAP net income, Tyler has used a non-GAAP tax rate of 35 percent in its calculation of the tax impact related to certain non-GAAP adjustments. Beginning in 2017, Tyler is adjusting non-GAAP financial income using a tax rate equal to Tyler's annual estimated tax rate on non-GAAP income. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed annually to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as wells as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler

Tyler Technologies Reports Earnings
For First Quarter 2017
Apr. 26, 2017

Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
###
(Comparative results follow)

Contact: Brian K. Miller
Executive Vice President - CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

17-XX

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Software licenses and royalties	$18,223	$16,850
Subscriptions	40,102	34,089
Software services	45,018	42,430
Maintenance	86,859	76,032
Appraisal services	6,612	6,558
Hardware and other	2,728	3,334
Total revenues	199,542	179,293

Cost of revenues:
Software licenses and royalties	731	638
Acquired software	5,410	5,459
Software services, maintenance and subscriptions	93,540	85,270
Appraisal services	4,197	3,962
Hardware and other	1,316	1,846
Total cost of revenues	105,194	97,175

Gross profit	94,348	82,118

Selling, general and administrative expenses	43,142	40,759
Research and development expense	11,599	9,956
Amortization of customer and trade name intangibles	3,458	3,362
Operating income	36,149	28,041
Other expense, net	(190)	(467)
Income before income taxes	35,959	27,574
Income tax provision	3,653	9,350
Net income	$32,306	$18,224

Earnings per common share:
Basic	$0.88	$0.50
Diluted	$0.83	$0.47

Weighted average common shares outstanding:
Basic	36,845	36,550
Diluted	38,932	39,071

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation of non-GAAP total revenues
GAAP total revenues	$199,542	$179,293
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	204	5,584
Add: Amortization of acquired leases	111	111
Non-GAAP total revenues	$199,857	$184,988

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$94,348	$82,118
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	204	5,584
Add: Amortization of acquired leases	111	111
Add: Share-based compensation expense included in cost of revenues	2,097	1,317
Add: Amortization of acquired software	5,410	5,459
Non-GAAP gross profit	$102,170	$94,589
GAAP gross margin	47.3%	45.8%
Non-GAAP gross margin	51.1%	51.1%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$36,149	$28,041
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	204	5,584
Add: Amortization of acquired leases	111	111
Add: Share-based compensation expense	8,676	6,480
Add: Employer portion of payroll tax related to employee stock transactions	383	18
Add: Amortization of acquired software	5,410	5,459
Add: Amortization of customer and trade name intangibles	3,458	3,362
Non-GAAP adjustments subtotal	$18,242	$21,014
Non-GAAP operating income	$54,391	$49,055
GAAP operating margin	18.1%	15.6%
Non-GAAP operating margin	27.2%	26.5%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$32,306	$18,224
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	18,242	21,014
Less: Tax impact related to non-GAAP adjustments	(15,589)	(7,964)
Non-GAAP net income	$34,959	$31,274
GAAP earnings per diluted share	$0.83	$0.47
Non-GAAP earnings per diluted share	$0.90	$0.80

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$2,097	$1,317
Selling, general and administrative expenses	6,579	5,163
Total share-based compensation expense	$8,676	$6,480

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$32,306	$18,224
Amortization of customer and trade name intangibles	3,458	3,362
Depreciation and other amortization included in
cost of revenues, SG&A and other expenses	9,641	8,814
Interest expense included in other expense, net	191	501
Income tax provision	3,653	9,350
EBITDA	$49,249	$40,251
Write-downs of acquisition-related deferred revenue	204	5,584
Share-based compensation expense	8,676	6,480
Adjusted EBITDA	$58,129	$52,315

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	March 31, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$63,731	$36,151
Accounts receivable, net	163,723	200,334
Current investments and other assets	44,121	43,580
Income tax receivable	—	2,895
Total current assets	271,575	282,960

Accounts receivable, long-term portion	2,577	2,480
Property and equipment, net	142,109	124,268

Other assets:
Goodwill	650,237	650,237
Other intangibles, net	258,280	267,259
Non-current investments and other assets	30,903	30,741

Total assets	$1,355,681	$1,357,945

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$47,356	$63,284
Deferred revenue	270,208	298,217
Current income tax payable	4,681	—
Total current liabilities	322,245	361,501

Revolving line of credit	—	10,000
Deferred revenue, long-term	1,908	2,140
Deferred income taxes	64,691	68,779
Shareholders' equity	966,837	915,525

Total liabilities and shareholders' equity	$1,355,681	$1,357,945

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$32,306	$18,224
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	13,099	12,176
Share-based compensation expense	8,676	6,480
Deferred income tax (benefit) expense	(4,089)	92
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	(1,813)	4,349
Net cash provided by operating activities	48,179	41,321

Cash flows from investing activities:
Additions to property and equipment	(19,820)	(16,722)
Purchase of marketable security investments	(7,128)	(6,410)
Sale of marketable security investments	6,896	3,025
Cost of acquisitions, net of cash acquired	—	(2,000)
Increase in other	(16)	(49)
Net cash used by investing activities	(20,068)	(22,156)

Cash flows from financing activities:
(Decrease) increase in net borrowings on revolving line of credit	(10,000)	74,000
Purchase of treasury shares	(7,032)	(93,930)
Proceeds from exercise of stock options	14,851	1,781
Contributions from employee stock purchase plan	1,650	1,238
Net cash used by financing activities	(531)	(16,911)

Net increase in cash and cash equivalents	27,580	2,254
Cash and cash equivalents at beginning of period	36,151	33,087

Cash and cash equivalents at end of period	$63,731	$35,341